As filed with the Securities and Exchange Commission on August 9. 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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SOPHiA GENETICS SA

(Exact name of Registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rue du Centre 172
CH-1025 Saint-Sulpice
Switzerland
+41 21 694 10 60
(Address and telephone number of Registrant’s principal executive offices)

____________________

SOPHiA GENETICS, Inc.
185 Dartmouth Street, Suite 502
Boston, MA 02116
(617) 982-1210
(Name, address and telephone number of agent for service)

____________________

Copies to:

Deanna L. Kirkpatrick Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	Dieter Gericke Daniel Häusermann Homburger AG Hardstrasse 201 CH-8005 Zurich, Switzerland +41 43 222 10 00

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Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2022

PROSPECTUS

SOPHiA GENETICS SA

$200,000,000

Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

We may offer and sell from time to time, in one or more offerings, up to $200,000,000 of any combination of the following securities: ordinary shares, debt securities, warrants, subscription rights, purchase contracts and units (collectively, the “securities”). We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The applicable prospectus supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. For general information about the distribution of securities offered, see “Plan of Distribution” beginning on page 29 of this prospectus.

Our ordinary shares are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SOPH.”

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 5 of this prospectus and, if applicable, any risk factors described in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities that may be offered by us. Each time we sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

Before buying any of the securities that we are offering, you should carefully read both this prospectus and any prospectus supplement with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any prospectus supplement or in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a prospectus supplement or a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference in this prospectus is accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or the documents incorporated by reference in this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Neither we nor any underwriters, dealers or agents have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor any underwriters, dealers or agents take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

For investors outside the United States: Neither we nor any underwriters, dealers or agents have taken any action that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “SOPHiA GENETICS,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to SOPHiA GENETICS SA and its consolidated subsidiaries.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks, including for “SOPHiA GENETICS,” “SOPHiA DDM,” “Alamut,” “SOPHiA Trial Match,” “SOPHiA Insights,” “SOPHiA CDx,” “SOPHiA Awareness” and our corporate logo. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Presentation of Financial Information

Our consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). None of the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The terms “dollar,” “USD” and “$” refer to U.S. dollars and the terms “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.

Market and Industry Data

This prospectus contains industry, market and competitive position data that are based on general and industry publications, surveys and studies conducted by third parties, some of which may not be publicly available, and our own internal estimates and research. Third-party publications, surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we are not aware of any misstatements regarding the industry, market and competitive position data presented herein, these data involve a number of assumptions and limitations and contain projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty.

OUR COMPANY

Overview

We are a healthcare technology company dedicated to establishing the practice of data-driven medicine as the standard of care and for life sciences research. We are the creator of the SOPHiA DDM™ Platform, a cloud-native platform capable of analyzing data and generating insights from complex multimodal data sets and different diagnostic modalities.

Company and Corporate Information

We are a Swiss stock corporation (société anonyme) incorporated under the laws of Switzerland on March 18, 2011. Our principal executive office is located at Rue du Centre 172, CH-1025 Saint-Sulpice, Switzerland and our telephone number is +41 21 694 10 60. Our agent for service of process in the United States is SOPHiA GENETICS, Inc., 185 Dartmouth Street, Suite 502, Boston, MA 02116, and its telephone number is (617) 982-1210. Our website is www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

Implications of Being an Emerging Growth Company and Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

•	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2026; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; and (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds $700.0 million as of the prior June 30. We may choose to take advantage of some but not all of these reduced burdens. For example, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the International Accounting Standards Board.

We are also considered a “foreign private issuer.” Accordingly, we report under the Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus and in the documents incorporated by reference in this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus and in the documents incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold equity securities.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain statements that constitute forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, business strategy, technology, collaborations and partnerships, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements are based on our management’s beliefs and assumptions and on information available to our management at the time such statements are made. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus. Forward-looking statements speak only as of the date on which they were made. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of such statements, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the principal purpose of an offering would be to increase our capitalization and financial flexibility and the net proceeds from our sale of the securities will be used for general corporate purposes and other business opportunities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our share capital. We intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects and other factors our board of directors may deem relevant.

Under Swiss law, any dividend must be approved by our shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors to the shareholders conforms to Swiss statutory law and our articles of association. A Swiss corporation may pay dividends only if it has sufficient distributable profits from the previous business year (bénéfice de l’exercice) or brought forward from previous business years (report des bénéfices) or if it has distributable reserves (réserves à libre disposition), each as evidenced by its audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and its articles of association have been deducted. Distributable reserves are generally booked either as free reserves (réserves libres) or as reserves from capital contributions (apports de capital). Distributions out of share capital, which is the aggregate par value of a corporation’s issued shares, may be made only by way of a share capital reduction. See “Description of Share Capital and Articles of Association.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

Share Capital

As of June 30, 2022, our share capital as registered with the commercial register of the Canton of Vaud, Switzerland (the “Commercial Register”) amounted to CHF 3,319,908.20 and was divided into 66,398,164 ordinary shares, with a par value of CHF 0.05 per share.

Changes in Our Share Capital During the Last Three Fiscal Years

In this section, share amounts are presented as of the date of the relevant transaction. Since January 1, 2019, our share capital has changed as follows:

•	On May 29, 2020, our share capital as registered with the Commercial Register was updated to reflect the issuance of 39,975 ordinary shares out of conditional share capital;

•	On June 25, 2020, our share capital as registered with the Commercial Register on June 25, 2020, was increased by issuing 283,224 Series F preferred shares;

•	On September 23, 2020, our share capital as registered with the Commercial Register on September 29, 2020 was increased by issuing 182,623 Series F preferred shares;

•	On June 25, 2021, our share capital as registered with the Commercial Register was updated to reflect the issuance of 74,265 ordinary shares out of conditional share capital;

•	In the one-to-twenty share split of all issued shares effected on June 30, 2021, each of our issued shares was split into 20 shares of the same class with a par value of CHF 0.05 per share;

•	On July 26, 2021, our entire share capital as registered with the Commercial Register on July 27, 2021 was converted into ordinary shares;

•	On July 26, 2021, our share capital as registered with the Commercial Register on July 27, 2021 was increased by issuing 14,111,111 ordinary shares;

•	On August 24, 2021, our share capital as registered with the Commercial Register on August 25, 2021 was increased by issuing 519,493 ordinary shares; and

•	On April 26, 2022, our share capital as registered with the Commercial Register on April 29, 2022 was updated to reflect the issuance of 2,540,560 ordinary shares out of conditional share capital.

Articles of Association

Ordinary Capital Increase, Authorized and Conditional Share Capital

Under Swiss law, we may increase our share capital (capital-actions) with a resolution of the general meeting of shareholders (ordinary capital increase) that must be carried out by the board of directors within three months of the respective general meeting in order to become effective. Under our articles of association and Swiss law, in the case of subscription and increase against payment of contributions in cash, a resolution passed by an absolute majority of the shares represented at the general meeting of shareholders is required. In the case of subscription and increase against contributions in kind or to fund acquisitions in kind, when shareholders’ statutory pre-emptive subscription rights or advance subscription rights are limited or withdrawn or where transformation of freely disposable equity into share capital is involved, a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented is required.

Furthermore, under the Swiss Code of Obligations (Code des obligations) (the “Code of Obligations”), our shareholders, by a resolution passed by two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented, may empower our board of directors to issue shares of a specific aggregate par value up to a maximum of 50% of the share capital in the form of:

•	conditional share capital (capital-actions conditionnel) for the purpose of issuing shares in connection with, among other things, (i) option and conversion rights granted in connection with warrants and convertible bonds of the Company or one of our subsidiaries or (ii) grants of rights to employees, members of our board of directors or consultants or to our subsidiaries or other persons providing services to the Company or a subsidiary to subscribe for new shares (conversion or option rights); or

•	authorized share capital (capital-actions autorisé) to be utilized by the board of directors within a period determined by the shareholders but not exceeding two years from the date of the shareholder approval.

Pre-Emptive and Advance Subscription Rights

Pursuant to the Code of Obligations, shareholders have pre-emptive subscription rights (droits de souscription préférentiels) to subscribe for new issuances of shares. With respect to conditional capital in connection with the issuance of conversion rights, convertible bonds or similar debt instruments, shareholders have advance subscription rights (droit de souscrire préalablement) for the subscription of such conversion rights, convertible bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the par value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive subscription rights or advance subscription rights in certain circumstances.

If pre-emptive subscription rights are granted, but not exercised, the board of directors may allocate the unexercised pre-emptive subscription rights at its discretion.

Our Authorized Share Capital

Under our articles of association, our board of directors is authorized at any time, including to prevent takeovers and changes in control, until June 14, 2024 at the latest to increase our nominal share capital by a maximum aggregate amount of CHF 1,659,954.10 through the issuance of not more than 33,199,082 ordinary shares, which would have to be fully paid-in, each with a par value of CHF 0.05 per share.

Increases in partial amounts are permitted. The board of directors has the power to determine the date of issue, the conditions for the exercise of pre-emptive subscription rights, the type of contributions, the issue price and the date on which the dividend entitlement starts.

With respect to our authorized share capital, the board of directors is authorized by our articles of association to withdraw or to limit the pre-emptive subscription rights of shareholders, and to allocate them to third parties or to us, in the event that the newly issued shares are issued under the following circumstances:

•	if the issue price of the new registered shares is determined by reference to the market price;

•	for raising of capital (including private placements) in a fast and flexible manner, which would not be possible, or might only be possible with great difficulty or delays or at significantly less favorable conditions, without the exclusion of the statutory pre-emptive subscription rights of the existing shareholders;

•	for the acquisition of an enterprise, parts of an enterprise or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of the Company or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of shares;

•	for purposes of broadening the shareholder constituency of the Company in certain geographic, financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing of new shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option or an option to purchase additional shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation of members of the board of directors or equivalent corporate body, members of the executive committee, employees, contractors, consultants or other persons performing services for the benefit of the Company or any of its group companies;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of our share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors;

•	for the defense of an actual, threatened or potential takeover bid, that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended or will not recommend to the shareholders for acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest; or

•	for other valid grounds in the sense of Article 652b para. 2 of the Code of Obligations.

This authorization is exclusively linked to the particular available authorized share capital set out in the respective article. If the period to increase our share capital out of authorized share capital lapses without having been used by the board of directors, the authorization to withdraw or to limit the pre-emptive subscription rights lapses simultaneously with such capital.

Our Conditional Share Capital

Conditional Share Capital for Financing, Acquisitions and Other Purposes

Our nominal share capital may be increased, including to prevent takeovers and changes in control, by a maximum aggregate amount of CHF 1,079,954.10 through the issuance of not more than 21,599,082 ordinary shares, which would have to be fully paid-in, each with a par value of CHF 0.05 per share, by the exercise of option and conversion rights granted in connection with warrants, convertible bonds or similar instruments of the Company or one of our subsidiaries. Shareholders will not have pre-emptive subscription rights in such circumstances, but will have advance subscription rights to subscribe for such warrants, convertible bonds or similar instruments. The holders of warrants, convertible bonds or similar instruments are entitled to the new shares upon the occurrence of the applicable conversion feature.

When issuing convertible bonds, warrants or similar instruments, the board of directors is authorized to withdraw or to limit the advance subscription right of shareholders:

•	for the purpose of financing or refinancing, or the payment for, the acquisition of enterprises, parts of enterprises, participations, intellectual property rights, licenses or investments;

•	if the issuance occurs in domestic or international capital markets, including private placements;

•	following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the Commercial Register without having submitted to all other shareholders a takeover offer recommended by the board of directors; or

•	for the defense of an actual, threatened or potential takeover bid that the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended or will not recommend to the shareholders to accept on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders or not to be in the Company’s interest.

To the extent that the advance subscription rights are withdrawn or limited, (i) the convertible bonds, warrants or similar instruments are to be issued at market conditions; (ii) the term to exercise the convertible bonds, warrants or similar instruments may not exceed ten years from the date of issue of the respective instrument and (iii) the conversion, exchange or exercise price of the convertible bonds, warrants or similar instruments has to be set with reference to or be subject to change based upon the valuation of the Company’s equity or market conditions.

Conditional Share Capital for Employee Participation

Our nominal share capital may, to the exclusion of the pre-emptive subscription rights and advance subscription rights of shareholders, be increased by a maximum aggregate amount of CHF 580,000 through the (direct or indirect) issuance of not more than 11,600,000 ordinary shares, which would have to be fully paid-in, each with a par value of CHF 0.05 per share, by the exercise of options, other rights to receive shares or conversion rights that have been granted to employees, members of the board of directors or equivalent corporate body, contractors or consultants of the Company or of one of our subsidiaries or other persons providing services to the Company or to a subsidiary.

Uncertificated Securities

Our shares are in the form of uncertificated securities (droits-valeurs, within the meaning of Article 973c of the Code of Obligations). In accordance with Article 973c of the Code of Obligations, we will maintain a non-public register of uncertificated securities (registre des droits-valeurs). We may at any time convert our shares from one form into another form (including uncertificated securities into registered uncertificated securities (droits-valeurs inscrits, within the meaning of Article 973d of the Code of Obligations), share certificates (or global certificates), one kind of certificate into another, or share certificates, global certificates or registered uncertificated securities into uncertificated securities. Following entry in the share register, a shareholder may at any time request from us a written confirmation in respect of his or her shares. Shareholders are not entitled, however, to request the conversion and/or printing and delivery of share certificates. We may print and deliver certificates for shares at any time.

General Meeting of Shareholders

Ordinary/Extraordinary Meetings, Powers

The general meeting of shareholders is our supreme corporate body. Under Swiss law, an annual general meeting of shareholders must be held annually within six months after the end of a corporation’s financial year. In our case, this generally means on or before June 30. In addition, extraordinary general meetings of shareholders may be held.

The following powers are vested exclusively in the general meeting of shareholders:

•	adopting and amending the articles of association, including the change of a company’s purpose or domicile;

•	electing the members of the board of directors, the chairman of the board of directors, the members of the compensation committee, the auditors and the independent proxy;

•	approving the management report, the annual statutory and consolidated financial statements and deciding on the allocation of profits as shown on the balance sheet, in particular with regard to dividends;

•	approving the aggregate amount of compensation of members of the board of directors and the executive committee;

•	discharging the members of the board of directors and the executive committee from liability with respect to their conduct of business;

•	dissolving a company with or without liquidation; and

•	deciding matters reserved to the general meeting of shareholders by law or the articles of association or submitted to it by the board of directors.

An extraordinary general meeting of shareholders may be called by a resolution of the board of directors or the general meeting of shareholders or, under certain circumstances, by a company’s auditor, liquidator or the representatives of bondholders, if any. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if shareholders representing at least 10% of our share capital request such general meeting of shareholders in writing. Such request must set forth the items to be discussed and the proposals to be acted upon. The board of directors must convene an extraordinary general meeting of shareholders and propose financial restructuring measures if, based on our stand-alone annual statutory balance sheet, half of our share capital and statutory reserves are not covered by our assets.

Voting and Quorum Requirements

Shareholder resolutions and elections (including elections of members of the board of directors) require the affirmative vote of the absolute majority of shares represented at the general meeting of shareholders, unless otherwise stipulated by law or our articles of association.

Under Swiss law and our articles of association, a resolution of the general meeting of the shareholders passed by two-thirds of the shares represented at the meeting and the absolute majority of the par value of the shares represented is required for:

•	amending the Company’s corporate purpose;

•	creating shares with privileged voting rights;

•	cancelling or amending the transfer restrictions of shares;

•	creating authorized or conditional share capital;

•	increasing share capital out of equity, against contributions in-kind or for the purpose of acquiring specific assets and granting specific benefits;

•	limiting or withdrawing shareholders’ pre-emptive subscription rights;

•	changing a company’s domicile;

•	amending or repealing certain of the authorizations of the board of directors to place shares with affiliates or third parties without existing shareholders having statutory pre-emptive rights, or amending or repealing the voting and recording restrictions, the provision setting a maximum board size or the indemnification provision for the board of directors and the executive committee set forth in our articles of association;

•	converting registered shares into bearer shares;

•	removing the chairman or any member of the board of directors before the end of his or her term of office; and

•	dissolving or liquidating the Company.

The same voting requirements apply to resolutions regarding transactions among corporations based on Switzerland’s Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets of 2003, as amended (the “Swiss Merger Act”). See “—Articles of Association—Compulsory Acquisitions; Appraisal Rights.”

In accordance with Swiss law and generally accepted business practices, our articles of association do not provide quorum requirements generally applicable to general meetings of shareholders. To this extent, our practice varies from Nasdaq listing standards, which require an issuer to provide in its bylaws for a generally applicable quorum and that such quorum may not be less than one-third of the outstanding voting shares.

Notice

General meetings of shareholders must be convened by the board of directors at least 20 days before the date of the meeting. The general meeting of shareholders is convened by way of a notice appearing in our official publication medium, currently the Swiss Official Gazette of Commerce. Registered shareholders may also be informed by ordinary mail or e-mail. The notice of a general meeting of shareholders must state the items on the agenda, the motions to the shareholders and, in case of elections, the names of the nominated candidates. A resolution on a matter which is not on the agenda may not be passed at a general meeting of shareholders, except for motions to convene an extraordinary general meeting of shareholders or to initiate a special investigation, on which the general meeting of shareholders may vote at any time. No previous notification is required for motions concerning items included in the agenda or for debates that do not result in a vote.

All of the owners or representatives of our shares may, if no objection is raised, hold a general meeting of shareholders without complying with the formal requirements for convening general meetings of shareholders (a universal meeting). This universal meeting of shareholders may discuss and pass binding resolutions on all matters within the purview of the general meeting of shareholders, provided that the owners or representatives of all the shares are present at the meeting.

Agenda Requests

Pursuant to Swiss law and our articles of association, one or more shareholders whose combined shareholdings represent the lesser of (i) one tenth of our share capital and (ii) an aggregate par value of at least CHF 1,000,000 may request that an item be included in the agenda for a general meeting of shareholders. To be timely, the shareholder’s request must be received by us generally at least 45 calendar days in advance of the meeting. The request must be made in writing and contain, for each of the agenda items, the following information:

•	a brief description of the business desired to be brought before the general meeting of shareholders and the reasons for conducting such business at the general meeting of shareholders;

•	the motions regarding the agenda item;

•	the name and address, as they appear in the share register, of the shareholder proposing such business;

•	the number of shares which are beneficially owned by such shareholder (including documentary support of such beneficial ownership);

•	the dates upon which the shareholder acquired such shares;

•	any material interest of the proposing shareholder in the proposed business;

•	a statement in support of the matter; and

•	all other information required under the applicable laws and stock exchange rules.

In addition, if the shareholder intends to solicit proxies from the shareholders of a company, such shareholder shall notify the company of this intent in accordance with SEC Rule 14a-4 and/or Rule 14a-8.

Our business report, the compensation report and the auditor’s report must be made available for inspection by the shareholders at our registered office no later than 20 days prior to the general meeting of shareholders. Shareholders of record may be notified of this in writing.

Voting Rights

Each of our ordinary shares entitles a holder to one vote. The ordinary shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in the share register at a cut-off date determined by the board of directors. Those entitled to vote in the general meeting of shareholders may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), by its legal representative or by another registered shareholder with written authorization to act as proxy. The chairman has the power to decide whether to recognize a power of attorney.

Our articles of association contain provisions that prevent investors from acquiring and exercising voting rights exceeding 15% of our issued share capital. Specifically, if an individual or legal entity acquires ordinary shares and, as a result, directly or indirectly, has voting rights with respect to more than 15% of the registered share capital recorded in the Commercial Register, the registered shares exceeding the limit of 15% shall be entered in the share register as shares without voting rights (limitation à l’inscription). This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, including via Cede & Co., New York (or any successor), as the nominee of The Depository Trust Company (“DTC”), New York, acting in its capacity as clearing nominee. Specifically, if shares are being held by a nominee for third-party beneficiaries, which control (alone or together with third parties) voting rights with respect to more than 15% of the share capital recorded in the Commercial Register, our articles of association provide that the board of directors may cancel the registration of the shares with voting rights held by such nominee in excess of the limit of 15%. Our articles of association also contain provisions that allow the board of directors to make the registration with voting rights of shares held by a nominee subject to conditions, limitations and reporting requirements or to impose or adjust such conditions, limitations and requirements once registered.

Furthermore, our articles of association contain provisions that prevent shareholders and proxies from exercising voting rights attached to their own or represented ordinary shares that would collectively exceed 15% the share capital recorded in the commercial register. This restriction applies equally to parties acting in concert and to shares held or acquired via a nominee, as described above, but not to the independent proxy acting as proxy on behalf of shareholders.

Notwithstanding the above, any shareholders holding more than 15% prior to the filing and effectiveness of our amended and restated articles of association will remain registered with voting rights for such shares and will be able to exercise their voting rights in full. Furthermore, the board of directors may in special cases approve exceptions to these restrictions.

Dividends and Other Distributions

Our board of directors may propose to shareholders that a dividend or other distribution be paid but cannot itself authorize the distribution. Dividend payments require a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. In addition, our auditors must confirm that the dividend proposal of our board of directors conforms to Swiss statutory law and our articles of association.

Under Swiss law, we may pay dividends only if we have sufficient distributable profits from the previous business year (bénéfice de l’exercice), or brought forward from the previous business years (report des bénéfices) or if we have distributable reserves (réserves à libre disposition), each as evidenced by the Company’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and by the articles of association have been deducted. We are not permitted to pay interim dividends out of profit of the current business year.

Distributable reserves are generally booked either as “free reserves” (réserves libres) or as “reserve from capital contributions” (apports de capital). Under the Code of Obligations, if our general reserves (réserve générale) amount to less than 20% of our share capital recorded in the Commercial Register (i.e., 20% of the aggregate par value of our issued capital), then at least 5% of our annual profit must be retained as general reserves. In addition, if our general reserves amount to less than 50% of our share capital recorded in the Commercial Register, 10% of the amounts distributed beyond payment of a dividend of 5% must be retained as general reserves. The Code of Obligations permits us to accrue additional general reserves. Further, a purchase of our own shares (whether by us or a subsidiary) reduces the distributable reserves in an amount corresponding to the purchase price of such own shares. Finally, the Code of Obligations under certain circumstances requires the creation of revaluation reserves, which are not distributable.

Distributions out of issued share capital (i.e., the aggregate par value of our issued shares) are not allowed and may be made only by way of a share capital reduction. Such a capital reduction requires a resolution passed by an absolute majority of the shares represented at a general meeting of shareholders. The resolution of the shareholders must be recorded in a public deed and a special audit report must confirm that claims of our creditors remain fully covered despite the reduction in our share capital recorded in the Commercial Register. Our share capital may be reduced below CHF 100,000 only if and to the extent that at the same time the statutory minimum share capital of CHF 100,000 is reestablished by sufficient new, fully paid-up capital. Upon approval by the general meeting of shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months of the third publication, satisfaction of or security for their claims. The reduction of our share capital may be implemented only after expiration of this time limit.

Our board of directors determines the date on which the dividend entitlement starts. Dividends are usually due and payable shortly after the shareholders have passed the resolution approving the payment, but shareholders may also resolve at the annual general meeting of shareholders to pay dividends in quarterly or other installments.

Transfer of Shares

Shares in uncertificated form (droits-valeurs) may only be transferred by way of assignment. Shares or the beneficial interest in shares, as applicable, credited in a securities account may only be transferred when a credit of the relevant intermediated securities to the acquirer’s securities account is made in accordance with applicable rules. Our articles of association provide that in the case of securities held with an intermediary such as a registrar, transfer agent, trust corporation, bank or similar entity, any transfer, grant of a security interest or usufructuary right in such intermediated securities and the appurtenant rights associated therewith requires the cooperation of the intermediary in order for such transfer, grant of a security interest or usufructuary right to be valid against us.

Voting rights may be exercised only after a shareholder has been entered in the share register (registre des actions) with his or her name and address (in the case of legal entities, the registered office) as a shareholder with voting rights. For a discussion of the restrictions applicable to the control and exercise of voting rights, see “—Articles of Association—Voting Rights.”

Inspection of Books and Records

Under the Code of Obligations, a shareholder has a right to inspect the share register with respect to his or her own shares and otherwise to the extent necessary to exercise his or her shareholder rights. No other person has a right to inspect the share register. Our books and correspondence may be inspected with the express authorization of the general meeting of shareholders or by resolution of the board of directors and subject to the safeguarding of our business secrets and other legitimate interests. See “—Comparison of Swiss Law and Delaware Law—Inspection of books and records.”

Special Investigation

If the shareholders’ inspection rights as outlined above prove to be insufficient in the judgment of the shareholder, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special examiner in a special investigation. If the general meeting of shareholders approves the proposal, we or any shareholder may, within 30 calendar days after the general meeting of shareholders, request a court at our registered office (currently Saint-Sulpice, Canton of Vaud, Switzerland) to appoint a special examiner. If the general meeting of shareholders rejects the request, one or more shareholders representing at least 10% of our share capital or holders of shares in an aggregate par value of at least CHF 2,000,000 may request that the court appoint a special examiner. The court will issue such an order if the petitioners can demonstrate that the board of directors, any member of the board of directors or our executive committee infringed the law or our articles of association and thereby caused damages to the Company or the shareholders. The costs of the investigation would generally be allocated to us and only in exceptional cases to the petitioners.

Compulsory Acquisitions; Appraisal Rights

Business combinations and other transactions that are governed by the Swiss Merger Act (i.e., mergers, demergers, transformations and certain asset transfers) are binding on all shareholders. A statutory merger or demerger requires approval of two-thirds of the shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented.

If a transaction under the Swiss Merger Act receives all of the necessary consents, all shareholders are compelled to participate in such transaction.

Swiss corporations may be acquired by an acquirer through the direct acquisition of the shares of the Swiss corporation. The Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger with the approval of holders of 90% of the issued shares. In these limited circumstances, minority shareholders of the corporation being acquired may be compensated in a form other than through shares of the acquiring corporation (for instance, through cash or securities of a parent corporation of the acquiring corporation or of another corporation). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.

In addition, under Swiss law, the sale of “all or substantially all of our assets” by us may require the approval of two-thirds of the number of shares represented at a general meeting of shareholders and the absolute majority of the par value of the shares represented. Whether a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	a core part of our business is sold, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	our assets, after the divestment, are not invested in accordance with our corporate purpose as set forth in the articles of association; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with our corporate purpose but, instead, are intended for distribution to our shareholders or for financial investments unrelated to our corporate purpose.

A shareholder of a Swiss corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights. As a result, such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that the shareholder receives the fair value of the shares held by the shareholder. Following a statutory merger or demerger, pursuant to the Swiss Merger Act, shareholders can file an appraisal action against the surviving company. If the consideration is deemed inadequate, the court will determine an adequate compensation payment.

Board of Directors

Our articles of association provide that the board of directors shall consist of at least three and not more than eight members.

The members of the board of directors and the chairman are elected annually by the general meeting of shareholders for a period until the completion of the subsequent annual general meeting of shareholders and are eligible for re-election. Each member of the board of directors must be elected individually.

Powers

The board of directors has the following non-delegable and inalienable powers and duties:

•	the ultimate direction of the business of the Company and issuing of the relevant directives;

•	laying down the organization of the Company;

•	formulating accounting procedures, financial controls and financial planning;

•	nominating and removing persons entrusted with the management and representation of the Company and regulating the power to sign for the Company;

•	the ultimate supervision of those persons entrusted with management of the Company, with particular regard to adherence to law, our articles of association and regulations and directives of the Company;

•	issuing the business report and the compensation report, and preparing for the general meeting of shareholders and carrying out its resolutions; and

•	informing the court in case of over-indebtedness.

The board of directors may, while retaining such non-delegable and inalienable powers and duties, delegate some of its powers, in particular direct management, to a single or to several of its members, committees or to third parties (such as executive officers) who need be neither members of the board of directors nor shareholders. Pursuant to Swiss law and our articles of association, details of the delegation and other procedural rules such as quorum requirements have been set in the organizational rules established by the board of directors.

Indemnification of Executive Officers and Directors

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of the board of directors and the executive committee and their heirs, executors and administrators against liabilities arising in connection with the performance of their duties in such capacity, and permit us to advance the expenses of defending any act, suit or proceeding to our directors and executive officers to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of his or her duties under the employment agreement with the employer. See “—Comparison of Swiss Law and Delaware Law—Indemnification of directors and executive officers and limitation of liability.”

Conflict of Interest, Management Transactions

Swiss law does not have a general provision regarding conflicts of interest. However, the Code of Obligations contains a provision that requires our directors and executive officers to safeguard the Company’s interests and imposes a duty of loyalty and duty of care on our directors and executive officers. This rule is generally understood to disqualify directors and executive officers from participation in decisions that directly affect them. Our directors and executive officers are personally liable to us for breaches of these obligations. In addition, Swiss law contains provisions under which directors and all persons engaged in the Company’s management are liable to the Company, each shareholder and the Company’s creditors for damages caused by an intentional or negligent violation of their duties. Furthermore, Swiss law contains a provision under which payments made to any of the Company’s shareholders or directors or any person related to any such shareholder or director, other than payments made at arm’s length, must be repaid to the Company if such shareholder or director acted in bad faith.

Our board of directors has adopted a Code of Ethics and other policies that cover a broad range of matters, including the handling of conflicts of interest.

Principles of the Compensation of the Board of Directors and the Executive Committee

Pursuant to Swiss law, our shareholders must annually approve the aggregate amount of compensation of the board of directors and the persons whom the board of directors has, fully or partially, entrusted with the management (which we refer to as our “executive committee”) of the Company. All of our executive officers named in “Management” are deemed to be members of our executive committee.

The board of directors must issue, on an annual basis, a written compensation report that must be reviewed by our auditors. The compensation report must disclose all compensation granted by the Company, directly or indirectly, to current members of the board of directors and the executive committee and, to the extent related to their former role within the Company or not on customary market terms, to former members of the board of directors and former executive officers.

The disclosure concerning compensation, loans and other forms of indebtedness must include the aggregate amount for the board of directors and the executive committee, respectively, as well as the particular amount for each member of the board of directors and for the highest-paid executive officer, specifying the name and function of each of these persons.

We are prohibited from granting certain forms of compensation to members of our board of directors and executive committee, such as:

•	severance payments (compensation due until the termination of a contractual relationship does not qualify as severance payment);

•	advance compensation;

•	incentive fees for the acquisition or transfer of companies, or parts thereof, by the Company or by companies being directly or indirectly controlled by us;

•	loans, other forms of indebtedness, pension benefits not based on occupational pension schemes and performance-based compensation not provided for in the articles of association; and

•	equity-based compensation not provided for in the articles of association.

Compensation to members of the board of directors and the executive committee for activities in entities that are directly or indirectly controlled by the Company is prohibited if (i) the compensation would be prohibited if it were paid directly by the Company, (ii) the articles of association do not provide for it, or (iii) the compensation has not been approved by the general meeting of shareholders.

The general meeting of shareholders will annually vote on the proposals of the board of directors with respect to:

•	the maximum aggregate amount of compensation of the board of directors for the term of office until the next annual general meeting of shareholders;

•	the maximum aggregate amount of fixed compensation of the executive committee for the following financial year; and

•	the maximum aggregate amount of variable compensation of the executive committee for the current financial year.

The board of directors may submit for approval at the general meeting of shareholders deviating or additional proposals relating to the same or different periods.

If, at the general meeting of shareholders, the shareholders do not approve a compensation proposal of the board of directors, the board of directors must prepare a new proposal, taking into account all relevant factors, and submit the new proposal for approval by the same general meeting of shareholders at a subsequent extraordinary general meeting of shareholders or the next annual general meeting of shareholders.

In addition to fixed compensation, members of the board of directors and the executive committee may be paid variable compensation depending on the achievement of certain performance criteria. The performance criteria may include individual targets, targets of the Company or parts thereof and targets in relation to the market, other companies or comparable benchmarks, taking into account the position and level of responsibility of the recipient of the variable compensation. The board of directors or, where delegated to it, the compensation committee shall determine the relative weight of the performance criteria and the respective target values.

Compensation may be paid or granted in the form of cash, shares, financial instruments, in kind, or in the form of other types of benefits. The board of directors or, where delegated to it, the compensation committee shall determine grant, vesting, exercise, restriction and forfeiture conditions.

Borrowing Powers

Neither Swiss law nor our articles of association restrict our power to borrow and raise funds. The decision to borrow funds is made by or under the direction of our board of directors and no approval by the shareholders is required in relation to any such borrowing.

Repurchases of Shares and Purchases of Own Shares

The Code of Obligations limits our ability to repurchase and hold our own shares. We and our subsidiaries may repurchase shares only to the extent that (i) we have freely distributable reserves in the amount of the purchase price and (ii) the aggregate par value of all shares held by us does not exceed 10% of our share capital. Pursuant to Swiss law, where shares are acquired in connection with a transfer restriction set out in the articles of association, the foregoing upper limit is 20%. If we own shares that exceed the threshold of 10% of our share capital, the excess must be sold or cancelled by means of a capital reduction within two years.

Shares held by us or our subsidiaries are not entitled to vote at the general meeting of shareholders but are entitled to the economic benefits applicable to the shares generally, including dividends and pre-emptive subscription rights in the case of share capital increases.

In addition, selective share repurchases are only permitted under certain circumstances. Within these limitations, as is customary for Swiss corporations, we may, subject to applicable law, purchase and sell our own shares from time to time in order to meet imbalances of supply and demand, to provide liquidity and to even-out variances in the market price of shares.

Notification and Disclosure of Substantial Share Interests

The disclosure obligations generally applicable to shareholders of Swiss corporations under the Federal Act on Financial Market Infrastructures and Market Conduct in Securities and Derivatives Trading, or the Financial Market Infrastructure Act (the “FMIA”), do not apply to us since our shares are not listed on a Swiss exchange.

Pursuant to Article 663c of the Code of Obligations, Swiss corporations whose shares are listed on a stock exchange must disclose their significant shareholders and their shareholdings in the notes to their statutory annual financial statements, to the extent that this information is known or ought to be known. Significant shareholders are defined as shareholders and groups of shareholders linked through voting rights who hold more than 5% of all voting rights.

Mandatory Bid Rules

The obligation of any person or group of persons that acquires more than one third of a company’s voting rights to submit a cash offer for all the outstanding listed equity securities of the relevant company at a minimum price pursuant to the FMIA does not apply to us since our shares are not listed on a Swiss exchange.

Stock Exchange Listing

Our ordinary shares are listed on Nasdaq under the symbol “SOPH.”

Transfer Agent and Registrar of Shares

Our share register is kept by Computershare Trust Company, N.A., which acts as transfer agent and registrar. The share register reflects only record owners of our shares. Swiss law does not recognize fractional share interests.

Comparison of Swiss law and Delaware law

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Code of Obligations and the Swiss Ordinance against excessive compensation in listed stock corporations (Ordonnance contre les rémunérations abusives dans les sociétés anonymes cotées en bourse) (the “OAEC”) applicable to our Company and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements
Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.	Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the par value of shares represented at such general meeting of shareholders. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Loi sur la fusion) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90.0% of all members in the transferring legal entity, who are entitled to vote, shall approve the merger agreement.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholders’ suits
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.	Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors, officers or liquidators for breach of their duties and claim the payment of the company’s losses or damages to the corporation and, in some cases, to the individual shareholder. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders. In addition, to the extent that U.S. laws and regulations provide a basis for liability and U.S. courts have jurisdiction, a class action may be available.
Under Swiss law, the winning party is generally entitled to recover a limited amount of attorneys’ fees incurred in connection with such action. The court has discretion to permit the shareholder who lost the lawsuit to recover attorneys’ fees incurred to the extent that he or she acted in good faith.

Shareholder vote on board and management compensation
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	Pursuant to the OAEC, the general meeting of shareholders has the non-transferable right, amongst others, to vote separately and bindingly on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of shareholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The general meeting of shareholders elects the members of the board of directors, the chairperson of the board of directors and the members of the compensation committee individually and annually for a term of office until the end of the following general meeting of shareholders. Re-election is possible.

Indemnification of directors and executive officers and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for

•     any breach of a director’s duty of loyalty to the corporation or its shareholders

•     acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•     statutory liability for unlawful payment of dividends or unlawful share purchase or redemption; or

•     any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive committee in relation to potential personal liability is not effective to the extent the director or member of the executive committee intentionally or negligently violated his or her corporate duties towards the corporation (certain views advocate that at least a grossly negligent violation is required to exclude the indemnification). Furthermore, the general meeting of shareholders may discharge (release) the directors and members of the executive committee from liability for their conduct to the extent the respective facts are known to shareholders. Such discharge is effective only with respect to claims of the company and of those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct

•     by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•     by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•     by independent legal counsel in a written opinion if there are no eligible directors or if the eligible directors so direct; or

•     by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance, which may cover negligent acts as well.

Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

•     the duty of care; and

•     the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been duly delegated to the executive committee based on organizational rules. However, there are several non-transferable duties of the board of directors:

•     the overall management of the corporation and the issuing of all necessary directives;

•     determination of the corporation’s organization;

•     the organization of the accounting, financial control and financial planning systems as required for management of the corporation;

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

•     the appointment and dismissal of persons entrusted with managing and representing the corporation;

•     overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;

•     compilation of the annual report, preparation for the general meeting of the shareholders, the compensation report and implementation of its resolutions; and

•     notification of the court in the event that the company is over-indebted.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent director would exercise under like circumstances.

The duty of loyalty requires that a director safeguard the interests of the corporation and requires that directors act in the interest of the corporation and, if necessarily, put aside their own interests. If there is a risk of a conflict of interest, the board of directors must take appropriate measures to ensure that the interests of the company are duly taken into account.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholder action by written consent
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.	Shareholders of a Swiss corporation may only exercise their voting rights in a general meeting of shareholders and may not act by written consents. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

Shareholder proposals
A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be taken on proposals relating to the agenda items that were not duly notified. Unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

•     shareholders together representing at least 10% of the share capital may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and

•     shareholders together representing shares with a par value of at least CHF 1.0 million or 10% of the share capital, whichever is lower, may demand that an agenda item including a specific proposal be put on the agenda for a scheduled general meeting of shareholders, provided such request is made with appropriate lead time.

Any shareholder can propose candidates for election as directors or make other proposals within the scope of an agenda item without prior written notice.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board of directors on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request that the general meeting of shareholders resolve to convene an extraordinary general meeting, or (iv) request that the general meeting of shareholders resolve to appoint an examiner to carry out a special examination (“contrôle spécial”).

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Cumulative voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.	Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairperson of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e., until the following annual general meeting of shareholders), as well as the vote on the aggregate amount of compensation of the members of the board of directors, of the executive committee and of the members of any advisory board, is mandatory for listed companies. Re-election is permitted.

Removal of directors
A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.	A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a supermajority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders
The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting shares within the past three years.	No such rule applies to a Swiss corporation.

Dissolution; Winding-up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Dissolution; Winding-up
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.	A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the par value of shares represented at such general meeting of shareholders. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.	The general meeting of shareholders of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.
Shares with preferential voting rights are not regarded as preference shares for these purposes.

Amendment of governing documents
A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a majority of the shares represented at a general meeting of shareholders, unless otherwise provided in the articles of association.

There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of authorized and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the votes and an absolute majority of the par value of the shares represented at such general meeting of shareholders. The articles of association may increase these voting thresholds.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Inspection of books and records
Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The information may be refused where providing it would jeopardize the corporation’s trade secrets or other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise his or her rights as a shareholder, subject to the interests of the corporation. A shareholder’s right to inspect the share register is limited to the right to inspect his or her own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•     out of its surplus; or

•     in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Shareholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without shareholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution

Payments out of a corporation’s share capital (in other words, the aggregate par value of the corporation’s registered share capital) in the form of dividends are not allowed and may be made only by way of a share capital reduction. Dividends may be paid only from the profits of the previous business year or brought forward from previous business years or if the corporation has distributable reserves, each as evidenced by the corporation’s audited stand-alone statutory balance sheet prepared pursuant to Swiss law and after allocations to reserves required by Swiss law and the articles of association have been deducted.

Creation and issuance of new shares
All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.	All creation of shares require a shareholders’ resolution. The creation of authorized or contingent share capital requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the par value of shares represented at such meeting. The board of directors may issue shares out of the authorized share capital during a period of up to two years. Shares are created and issued out of contingent share capital through the exercise of options or of conversion rights that the board of director may grant in relation to, e.g., debt instruments or employees.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, which may be secured or unsecured and may be exchangeable for and/or convertible into other securities, including our ordinary shares. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for other securities, and the material terms of the indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities. The warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants being offered and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement, currencies or commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. A purchase by us or any of our subsidiaries of ordinary shares pursuant to any such purchase contract shall be subject to certain restrictions under Swiss law that generally apply to a repurchase of shares. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, ordinary shares, purchase contracts or any combination of such securities. The terms of the units and the securities comprising such units and the material terms of the unit agreement will be set forth in the applicable prospectus supplement.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the Nasdaq. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

EXPENSES OF THE OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement:

Expenses	Amount
SEC registration fee	$18,540
FINRA filing fee	30,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

LEGAL MATTERS

The validity of certain securities and certain other matters with respect to Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers SA, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers SA is a member of EXPERTsuisse — Swiss Expert Association for Audit, Tax, and Fiduciary.

ENFORCEMENT OF JUDGMENTS

We are organized under the laws of Switzerland and our registered office and domicile is located in Saint-Sulpice, Switzerland. Moreover, a number of our directors and executive officers are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our Swiss counsel that there is doubt as to the enforceability in Switzerland of original actions, or in actions for enforcement of judgments of U.S. courts, of civil liabilities to the extent solely predicated upon the federal and state securities laws of the United States. Original actions against persons in Switzerland based solely upon the U.S. federal or state securities laws are governed, among other things, by the principles set forth in the Swiss Federal Act on Private International Law (the “PILA”). This statute provides that the application of provisions of non-Swiss law by the courts in Switzerland shall be precluded if the result would be incompatible with Swiss public policy. Also, mandatory provisions of Swiss law may be applicable regardless of any other law that would otherwise apply.

Switzerland and the United States do not have a treaty providing for reciprocal recognition of and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the PILA. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the non-Swiss court had jurisdiction pursuant to the PILA;

•	the judgment of such non-Swiss court has become final and non-appealable;

•	the judgment does not contravene Swiss public policy;

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law; and

•	no proceeding involving the same position and the same subject matter was first brought in Switzerland, or adjudicated in Switzerland, or was earlier adjudicated in a third state and this decision is recognizable in Switzerland.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form F-3 and the exhibits filed with it at the website provided in the previous paragraph.

We maintain a corporate website at www.sophiagenetics.com. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference in this prospectus is considered to be a part of this prospectus. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 20-F for the year ended December 31, 2021;

•	our Report on Form 6-K filed with the SEC on March 15, 2022 (only with respect to Exhibit 99.4 thereto (other than the Report of the Statutory Auditor and Section 4 (Equity and Equity-Linked Instruments Held by Members of the Board of Directors and the Executive Committee))), May 10, 2022 (only with respect to Exhibits 99.1 and 99.2 thereto), June 15, 2022 (Film No. 221017967) (other than Exhibit 99.2 thereto) and August 9, 2022 (only with respect to Exhibits 99.1 and 99.2 thereto); and

•	our Registration Statement on Form 8-A filed with the SEC on July 19, 2021, which incorporates by reference the description of our ordinary shares from our Registration Statement on Form F-1, and any amendment or report filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F, Form 40-F or Form 10-K that we file with the SEC and all subsequent filings on Forms 10-Q and 8-K filed by us with the SEC pursuant to the Exchange Act (excluding, in each case, any information or documents deemed to be furnished and not filed with the SEC), after the date hereof and prior to the termination or expiration of the registration statement of which this prospectus forms a part, shall be incorporated by reference. We may incorporate by reference any reports on Form 6-K that we furnish to the SEC that we specifically identify in such form or in any applicable prospectus supplement as being incorporated by reference into this prospectus or such prospectus supplement after the date hereof and prior to the completion of an offering of securities under this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 20-F and Reports on Form 6-K and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.sophiagenetics.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The reference to our website is an inactive textual reference only, and information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part. We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the reports or documents incorporated by reference in this prospectus at no cost, upon written or oral request to us at the following address:

Investor Relations
SOPHiA GENETICS SA
c/o SOPHiA GENETICS, Inc.
185 Dartmouth Street Floor 5
Boston, MA 02116
(617) 982-1210

SOPHiA GENETICS SA

$200,000,000

Ordinary Shares
Debt Securities
Warrants
Subscription Rights
Purchase Contracts
Units

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Under Swiss law, a corporation may indemnify its directors or officers against losses and expenses (except for such losses and expenses arising from willful misconduct or negligence, although legal scholars advocate that at least gross negligence be required), including attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of, or serving at the request of, the corporation.

Subject to Swiss law, our articles of association provide for indemnification of the existing and former members of our board of directors and our executive committee as well as their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and our articles of association require us to advance the expenses of defending any action, suit or proceeding to existing and former members of our board of directors and our executive committee to the extent not included in insurance coverage or advanced by third parties.

In addition, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the company.

We have entered into indemnification agreements with each of the members of our board of directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that, in the opinion of the U.S. Securities and Exchange Commission (the “SEC”), such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 9.	Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 10.	Undertakings

The undersigned hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(f)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)      any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)      any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)     any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
1.1*	Form of Underwriting Agreement
4.1	Articles of Association	6-K	001-40627	99.1	June 15, 2022
4.2	Form of Indenture
4.3*	Form of Note
4.4*	Form of Warrant Agreement
4.5*	Form of Subscription Rights Agreement
4.6*	Form of Purchase Contract
4.7*	Form of Unit Agreement
5.1	Opinion of Homburger AG, Swiss counsel of SOPHiA GENETICS SA
5.2	Opinion of Davis Polk & Wardwell LLP, U.S. counsel of SOPHiA GENETICS SA
23.1	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm
23.2	Consent of Homburger AG (included in Exhibit 5.1)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.2)
24.1	Powers of attorney (included on signature page to the registration statement)
25.1#	Statement of Eligibility on Form T-1
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

#	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the municipality of Saint-Sulpice, Switzerland on August 9, 2022.

SOPHiA GENETICS SA

By:	/s/ Jurgi Camblong
	Name:	Jurgi Camblong
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jurgi Camblong, Ross Muken and Daan van Well and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on August 9, 2022 in the capacities indicated:

Name	Title

/s/ Jurgi Camblong	Chief Executive Officer and Director (principal executive officer)
Jurgi Camblong

/s/ Ross Muken	Chief Financial Officer (principal financial officer and principal accounting officer)
Ross Muken

/s/ Troy Cox	Chairman of the Board of Directors
Troy Cox

/s/ Tomer Berkovitz	Director
Tomer Berkovitz

/s/ Jean-Michel Cosséry	Director
Jean-Michel Cosséry

/s/ Kathy Hibbs	Director
Kathy Hibbs

/s/ Didier Hirsch	Director
Didier Hirsch

/s/ Vincent Ossipow	Director
Vincent Ossipow

/s/ Milton Silva-Craig	Director
Milton Silva-Craig

/s/ Ross Muken	Authorized Representative in the United States
Ross Muken

SOPHiA GENETICS, Inc.